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                                                                    Exhibit 23.7

                                                          [ARTHUR ANDERSEN LOGO]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants of Leapnet, Inc., we hereby consent to the use of our report dated March 13, 2000 in this Registration Statement and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Chicago, Illinois
March 23, 2000